UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 29, 2026
COASTAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5415 Evergreen Way, Everett, Washington 98203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:  (425) 257-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Christopher D. Adams as Executive Chair

On July 29, 2026, Coastal Financial Corporation (the “Company”) appointed Christopher D. Adams as Executive Chair of the Board of Directors of the Company (the “Board”), effective July 29, 2026.

Mr. Adams, 46, has been a non-employee member of the Board since 2016. In addition to his service as a non-employee member of the Board, Mr. Adams has been a partner at the law firm Adams & Duncan, Inc., P.S. in Everett, Washington, since 2006. Given Mr. Adams extensive knowledge of the business and his decades of experience working on matters for financial institutions, the Company believes that Mr. Adams brings to the Board complementary legal expertise and a robust familiarity with our market area, and is well qualified to serve in his new role as Executive Chair, where he will be both an executive officer of the Company and will continue serving as the chair of the Board.

On July 29, 2026, the Company entered into an employment agreement (the “Adams Employment Agreement”) with Mr. Adams. The Adams Employment Agreement governs the terms of Mr. Adams’s employment and contains standard non-solicitation, confidentiality and non-disparagement provisions. The initial term of the Adams Employment Agreement is five years, with automatic annual renewal absent prior notice of non-renewal. Pursuant to the terms of the Adams Employment Agreement, Mr. Adams will be entitled to an annual base salary of $750,000, subject to annual review by the Compensation Committee of the Board. The foregoing description of the Adams Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Adams Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein.

There is no arrangement or understanding between Mr. Adams and any other person pursuant to which he was selected as Executive Chair of the Board. In addition, there are no familial relationships between Mr. Adams and any director or executive officer of the Company, and Mr. Adams has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the appointment of Mr. Adams as Executive Chair, the Board appointed Thomas Lane as Lead Independent Director, effective July 29, 2026. Mr. Lane will receive compensation for his service as Lead Independent Director consistent with the Company’s non-employee director compensation program.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On July 29, 2026, the Board of Directors of the Company approved amendments to the Amended and Restated Bylaws to, among other changes, address the authority and duties of the Board’s Executive Chairperson, address the authority and duties of the Board’s Lead Independent Director, and address other related changes, effective July 29, 2026.

The foregoing description of the amendments to the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments reflected in the Fourth Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
Exhibits

Number	Description

3.1	Fourth Amended and Restated Bylaws, effective July 29, 2026.
10.1	Employment Agreement, dated as of July 29, 2026, between Coastal Financial Corporation and Christopher D. Adams
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: July 30, 2026	By:	/s/ Brandon J. Soto
Brandon J. Soto
Executive Vice President and Chief Financial Officer